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Alcoa and subsidiaries                                                EXHIBIT 12

               Computation of Ratio of Earnings to Fixed Charges
                   For the three months ended March 31, 2001
                          (in millions, except ratio)

                                                                      2001
                                                                     ------
Earnings:
  Income before taxes on income                                      $ 747
  Minority interests' share of earnings of majority-
     owned subsidiaries without fixed charges                            -
  Equity income                                                        (38)
  Fixed charges                                                        128
  Distributed income of less than 50%-owned persons                      6
  Amortization of capitalized interest                                   3
                                                                     -----
    Total earnings                                                   $ 846

Fixed Charges:
  Interest expense:
    Consolidated                                                     $ 115
    Proportionate share of 50%-owned persons                             2
                                                                     -----
                                                                       117
                                                                     -----
  Amount representative of the interest factor in rents:
    Consolidated                                                        11
    Proportionate share of 50%-owned persons                             -
                                                                     -----
                                                                        11
                                                                     -----
  Fixed charges added to earnings                                      128
                                                                     -----
  Interest capitalized:
    Consolidated                                                         4
    Proportionate share of 50%-owned persons                             -
                                                                     -----
                                                                         4
                                                                     -----
  Preferred stock dividend requirements of
    majority-owned subsidiaries                                        -
                                                                     -----
     Total fixed charges                                             $ 132
                                                                     =====
Ratio of earnings to fixed charges                                     6.4
                                                                     =====
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